                                                                    EXHIBIT 15.1

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS
                   -------------------------------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                                    Re: OYO Geospace Corporation
                                                        Registration on Form S-8

We are aware that our report dated January 24, 2001, on our review of interim financial information of OYO Geospace Corporation as of December 31, 2000 and for the three months ended December 31, 2000 and 1999, and included in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2000 is incorporated by reference in the Company's registration statement on Form S-8 (Nos. 333-40893 and 333-80003). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                  /s/ PricewaterhouseCoopers LLP

Houston, Texas
February 6, 2001

                                      15